Exhibit 99.2

IntercontinentalExchange and Climate ExchangeGlobal Emissions MarketsTransaction OverviewJuly 8, 2010 www.theice.com Exhibit 99.2

FORWARD-LOOKING STATEMENTS
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Certain statements in this presentation may contain forward-looking information regarding ICE, Climate Exchange and the combined company after the completion of the transaction and are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, the benefits of the transaction, including future strategic and financial benefits, the plans, objectives, expectations and intentions of ICE following the completion of the transaction, and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of ICEs management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.
For a discussion of additional risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see ICE's Securities and Exchange Commission (SEC) filings, including, but not limited to, the risk factors in ICE's Annual Report on Form 10-K for the year ended December 31, 2009, as filed with the SEC on February 10, 2010.
You should not place undue reliance on forward-looking statements, which speak only as of the date of this announcement. Except for any obligations to disclose material information under applicable laws, ICE undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date of this presentation.
Important Merger Information
The transaction relates to the shares of an Isle of Man public limited company and was made by means of scheme of arrangement under Isle of Man company law (the Scheme) and under the UK City Code on Takeovers and Mergers (the Code). The Scheme was
not subject to the tender offer or proxy rules under the United States Securities Exchange Act of 1934, as amended. Accordingly, the Scheme was subject to the disclosure requirements, rules and practices applicable to schemes of arrangements in the Isle of Man and under the Code, which differ from the requirements of the United States tender offer and proxy rules.
This communication does not constitute an offer or invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction.

COMPELLING STRATEGIC RATIONALE

Leverage Existing Partnership

- Leading global emissions marketplace; builds on technology and clearing partnership
- Growing, early-stage emissions markets in Europe with optionality in U.S. and Asian markets
- Increases scale, distribution and cross-selling; leverage utilities market customer base for new product development and capital efficiency
- Integration of technology, clearing, operations and customer support

Growth & Diversification

- ECX volumes +97% in FY09 and +27% yty in 1H10; open interest approaching 1MM contracts
- Phase III of European Emissions Trading Scheme (EU-ETS) to take effect in 2011; addition of auctioning and new industries
- Increase product and geographic diversification with European exchange and Asian reach
- Enhance customer diversification with additional industrial firms across the U.S. and Europe

Transaction Economics

- All cash transaction: £7.50 in cash per CLE share; total of £395 MM ($597 MM)
- $377 MM from existing cash resources, $220 MM from ICE's existing credit facilities
- Pro-forma ICE Futures Europe rolling 3-month RPC:1Q10 = $1.65, 2Q10 = $1.62
- CLE LTM revenues net of ICE revenue share totaled $38 MM through 1Q10
- Selected pro-forma financials for 2009 and for 1H2010 to be provided in August

Financial Guidance [1]

- ICE expects accretion in 2011, negligible dilution in 2010
- ICE expects acquisition expense in the range of $1 MM - $2 MM in 2Q10 and $6 MM - $7 MM in 3Q10, to be included in GAAP EPS and excluded in non-GAAP EPS
- ICE expects $14 MM charge in 2Q10 relating to currency hedge, to be reported in "other expense", below operating income; to be included in GAAP EPS & excluded in non-GAAP EPS
- Additional financial guidance to be provided with ICE's 2Q10 earnings release on 8/4/10

[1] Please see press release issued on 7/8/10 for complete guidance information

ICE

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CLIMATE EXCHANGE OVERVIEW

Climate Exchange (CLE)
London-based, 8 employees

	European Climate Exchange (ECX)	Chicago Climate Futures Exchange (CCFE)	Chicago Climate Exchange (CCX)
Business	▪ European emissions futures markets	▪ U.S. futures exchange for emissions	▪ U.S. OTC emissions markets
Clients	▪ European industrial, brokers, financial institutions, funds	▪ Industrials, brokers, financial institutions, funds	▪ Industrials, brokers, financial institutions, funds
Products & Innovations	▪ Futures and options on European Union Allowances (EUAs) ▪ Futures and options on Certified Emissions Reductions (CERs)	▪ Carbon, SO_2 and NOx ▪ Renewables markets	▪ Carbon Financial Instruments
1H 2010 Performance	▪ ADV 27K contracts, +27% yty ▪ Open Interest: 947K contracts, +41% yty	▪ ADV 2.1K contracts, -56% yty ▪ Open Interest: 154K, +10% yty	▪ ADV 93 contracts ▪ '09 Baseline emissions up to 680MM metric tons, +13% vs. 2008
Revenue Model	▪ Trading and Clearing fees ▪ Registration and Membership fees	▪ Trading and Clearing fees ▪ Registration and Membership fees	▪ Trading and Clearing fees ▪ Registration and Membership fees
Electronic and Block Trading	▪ Electronic markets listed on ICE Futures Europe	▪ Electronic futures markets listed on ICE	▪ Electronic OTC markets listed on ICE
Statistics	▪ Trading commenced in 2005 ▪ 8 employees ▪ Based in London	▪ Formed in 2004 ▪ 13 employees ▪ Based in Chicago	▪ Formed in 2000, trading in 2003 ▪ 37 employees ▪ Based in Chicago

ICE
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GROWTH DRIVERS AND VOLUME TRENDS
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European Market Opportunity
Long-term Growth Drivers
.Global focus on emissions, risk management and energy alternatives
.Phase III in EU Emissions Trading Scheme (EU-ETS) in 2011; auctioning likely to require increased hedging activities
.Continued extension of EU-ETS to new industry groups in coming year will expand number and type of market participants
.Potential longer-term U.S. market opportunities, including Regional Greenhouse Gas Initiative (RGGI)
.Asian markets exposure including China, Australia and Korea
ICE ECX Futures and Options Contract Volume (000s)
ICE ECX Contracts:
•EUA Futures
•EUA Options on Futures
•CER Futures
•CER Options on Futures
•EUA Daily Futures
•CER Daily Futures

Additional Resources
. ICE/CLE Transaction Information:
https://www.theice.com/climate_exchange_transaction.jhtml
. CLE: http://www.climateexchangeplc.com/
. ECX: http://www.ecx.eu/
. CCX: http://www.chicagoclimatex.com/
. CCFE: http://www.ccfe.com/
. EU Emission Trading System:
http://ec.europa.eu/environment/climat/emission/index_en.htm